Exhibit 10.45

SWIFT ENERGY COMPANY

EMPLOYEE STOCK PURCHASE PLAN
(Generally Amended and Restated As of January 1, 2009)

SWIFT ENERGY COMPANY

EMPLOYEE STOCK PURCHASE PLAN
(Amended and Restated As of January 1, 2009)

Table of Contents

 Page

ARTICLE I - NATURE OF PLAN		3
ARTICLE II - DEFINITIONS AND CONSTRUCTION		3
2.1	DEFINITIONS	3
2.2	WORD USAGE	5
2.3	CONSTRUCTION	5
ARTICLE III - ELIGIBILITY AND PARTICIPATION		5
3.1	ELIGIBILITY	5
3.2	ELECTION TO PARTICIPATE	6
3.3	WAIVER OF PARTICIPATION	6
ARTICLE IV - PAYROLL DEDUCTION AUTHORIZATION		6
4.1	PAYROLL DEDUCTIONS	6
4.2	WITHDRAWAL OF PAYROLL DEDUCTION ACCOUNT	7
ARTICLE V - PURCHASE OF STOCK		7
5.1	GRANT OF OPPORTUNITY TO PURCHASE STOCK	7
5.2	LIMITATION ON STOCK	8
5.3	LIMITATIONS ON GRANTS	9
5.4	STOCK PRICE	9
5.5	PURCHASE OF STOCK	9
5.6	PAYMENT	11
5.7	TRANSFER OF SHARES	11
5.8	TRANSFER OF RIGHTS	12
ARTICLE VI - COMPENSATION COMMITTEE		12
6.1	COMPENSATION COMMITTEE	12
6.2	POWERS OF THE COMPENSATION COMMITTEE	13
6.3	MANNER OF ACTION	13
6.4	AUTHORIZED REPRESENTATIVE	14
6.5	NONDISCRIMINATION	14
6.6	BOOKS AND RECORDS	14
ARTICLE VII - AMENDMENT AND TERMINATION		14
7.1	AMENDMENT	14
7.2	TERMINATION	14
7.3	NO ALTERATION OF RIGHTS	14
ARTICLE VIII - MISCELLANEOUS		15
8.1	EXECUTION OF RECEIPTS AND RELEASES	15
8.2	PLAN FUNDS	15

8.3	NO GUARANTEE OF INTERESTS	15
8.4	PAYMENT OF EXPENSES	15
8.5	EMPLOYER RECORDS	15
8.6	INTERPRETATIONS AND ADJUSTMENTS	15
8.7	UNIFORM RULES	15

8.8	NO RIGHTS IMPLIED	15
8.9	INFORMATION	16
8.10	NO LIABILITY OF EMPLOYER	16
8.11	EMPLOYER ACTION	16
8.12	SEVERABILITY	16
8.13	NOTICE	16
8.14	WAIVER OF NOTICE	16
8.15	SUCCESSORS	16
8.16	HEADINGS	16
8.17	LAW	16
8.18	NO LIABILITY FOR GOOD FAITH DETERMINATIONS	16
ARTICLE IX - ADOPTION OF PLAN BY PARTICIPATING EMPLOYERS		17
9.1	PARTICIPATING EMPLOYERS	17
9.2	APPLICATION OF PLAN PROVISIONS	17
9.3	POWERS EXERCISABLE ONLY BY SWIFT ENERGY COMPANY	17

SWIFT ENERGY COMPANY

EMPLOYEE STOCK PURCHASE PLAN
(Amended and Restated as of January 1, 2009)

ARTICLE I - NATURE OF PLAN

This employee stock purchase plan is hereby established for the purpose of providing all employees of Swift Energy Company, a Texas corporation, and its adopting Subsidiary or Subsidiaries, if any, with the opportunity to acquire a proprietary interest in the Company, thereby increasing their interest in their Employer’s welfare, and encouraging them to remain in the employ of their Employer.

ARTICLE II - DEFINITIONS AND CONSTRUCTION

2.1	DEFINITIONS

.  For the purpose of this Plan, the following definitions shall apply unless the context requires otherwise:

(a)	COMPENSATION COMMITTEE shall mean the Compensation Committee of the Board of Directors, plus such other individuals who are appointed by the Board of Directors pursuant to Section 6.1.

(b)	BOARD OF DIRECTORS shall mean the Board of Directors of the Company unless otherwise indicated or the context otherwise requires.

(c)	CODE shall mean the Internal Revenue Code of 1986, as amended.

(d)	COMPANY shall mean Swift Energy Company, a Texas corporation, or any successor thereto which shall adopt this Plan.

(e)
COMPENSATION shall mean an Employee’s base salary or wages received for personal services rendered to the Employer as an Employee which are actually paid during the Plan Year and which are subject to withholding for Federal income tax purposes, plus amounts excluded from the gross income of an Employee under sections 125, 402(a)(8), 402(h)(1)(B), or 403(b) of the Code.  Compensation shall not include commissions based on sales, bonuses, or overtime pay.

(f)
EFFECTIVE DATE shall mean January 1, 2009, except as otherwise provided herein.  The increase in the number of shares of Stock available for grant under the Plan was approved by the shareholders of the Company on May 13, 2008, and the amendment and restatement of the Plan was authorized by the Board of Directors on February 11, 2008.  The stock to be sold hereunder was properly registered under federal securities law.

(g)
EMPLOYEE shall mean any person who, on or after the Effective Date, is in the employ of the Employer and whose wages therefrom are subject to withholding for purposes of Federal income taxes and the Federal Insurance Contributions Act; provided, however, that Employee shall not include any person who customarily works less than one thousand (1000) hours of service per year.  “Hour of service” shall mean an hour of service as determined for purposes of the Swift Energy Company Employee Savings Plan.

(h)	EMPLOYER shall mean the Company and each Participating Employer, if any.

(i)	HUMAN RESOURCES DEPARTMENT shall mean the Human Resources Department of the Company or such other individuals or department as may be designated by the Compensation Committee.

(j)
OFFERING PERIOD shall mean that period to be determined by the Compensation Committee beginning on the date the Employees are offered the opportunity to purchase Stock hereunder, during which each eligible Employee shall determine whether and to what extent he desires to participate by authorizing payroll deductions.  Until changed by the Compensation Committee in its sole and absolute discretion, a new Offering Period shall begin on the first day of each Plan Year and shall end on the last day of such Plan Year.

(k)
PARENT shall mean a domestic or foreign corporation of which not less than 50% of the total combined voting power of all classes of stock is held either any corporation other than the Company in an unbroken chain of corporations (ending with the Company, and in which not less than 50% of the total combined voting power of all classes of stock is held by each corporation in the chain), without regard to whether such corporation now exists or is hereafter organized or acquired.

(l)	PARTICIPANT shall mean an Employee or former Employee who has been offered the opportunity to purchase Stock hereunder and who has elected to participate herein by authorizing payroll deductions.

(m)	PARTICIPATING EMPLOYER shall mean a corporation, partnership or other trade or business which has adopted this Plan pursuant to Article IX for its own Employees.

(n)	PAYROLL DEDUCTION ACCOUNT shall mean that separate account maintained hereunder to record the amount of a Participant’s Compensation that has been withheld hereunder.

(o)	PAYROLL DEDUCTION PERIOD shall mean that period beginning on the first day of each Plan Year and ending on the earlier of:

(i)	The latest date for which a Participant receives his last paycheck from the Employer after his employment with the Employer terminates; or

(ii)	The last day of the Plan Year.

(p)	PLAN shall mean the Swift Energy Company Employee Stock Purchase Plan, as generally amended and restated on January 1, 2009, and as may be amended from time to time.

(q)	PLAN YEAR shall mean the twelve (12) calendar months, beginning on January 1 and ending on December 31 of each year.

(r)	PRIOR PLAN shall mean the Swift Energy Company Employee Stock Purchase Plan in effect immediately before this restatement.

(s)	STOCK shall mean the common stock, par value $.01 per share, of the Company.

(t)
SUBSIDIARY shall mean a domestic or foreign corporation of which not less than 50% of the total combined voting power of all classes of stock is held either by (i) the Company or (ii) any other corporation in an unbroken chain of corporations (beginning with the Company, and in which not less than 50% of the total combined voting power of all classes of stock is held by each corporation in the chain), without regard to whether such corporation now exists or is hereafter organized or acquired.

2.2	WORD USAGE

.  Except when otherwise indicated by the context, any masculine terminology used herein also includes the feminine and neuter, and vice versa, and the singular shall also include the plural, and vice versa.  The words “hereof,” “herein” and “hereunder,” and other similar compounds of the word “here” shall mean and refer to the entire Plan and not to any particular provision or section.  All references to Sections or Articles shall mean and refer to Sections and Articles contained in this Plan unless otherwise indicated.

2.3	CONSTRUCTION

.  It is the intention of the Company that the Plan be qualified as an employee stock purchase plan under the provisions of section 423 of the Code, and all provisions shall be construed to that result.  Moreover, the provisions of the Plan shall apply only to an Employee who is in the employ of the Employer on or after the Effective Date.

ARTICLE III - ELIGIBILITY AND PARTICIPATION

3.1	ELIGIBILITY

.  Each Employee, excluding officers of the Company and its subsidiaries, who has attained age twenty-one (21) and who is an Employee as of the first business day of a given Offering Period shall be eligible to participate in such Offering Period under the Plan.

3.2	ELECTION TO PARTICIPATE

.  Any Employee who is eligible to participate herein may become a Participant only by filing a written election to participate with the Human Resources Department that authorizes payroll deductions during the Offering Period under Section 4.1. An Employee may elect to participate for less than the maximum number of shares which he has been offered the opportunity to purchase by authorizing a payroll deduction under Section 4.1 of a percentage of Compensation less than the percentage determined by the Board of Directors under Section 5.1(b).

3.3	WAIVER OF PARTICIPATION

.  An Employee who is otherwise eligible to participate herein may waive his right to participate for any Offering Period by declining to authorize a payroll deduction.  Such declination must be filed in writing with the Human Resources Department in the time and manner specified thereby.  The filing of a written declination shall result in the Employee’s waiver of participation for only the Offering Period to which it relates and shall be irrevocable with respect to such Offering Period.  Except as otherwise provided in this Section, an Employee’s waiver of participation for a specified Offering Period shall not, in and of itself, adversely impact the right of such Employee to participate in the Plan during any subsequent Offering Periods except those Offering Periods with respect to which he files additional written declinations with the Human Resources Department in accordance with the provisions of this Section. Failure to timely authorize payroll deductions for an Offering Period shall not be treated as if the Participant declined in writing to authorize such deductions, but shall instead be treated as a zero percent (0%) election under Section 4.1.

ARTICLE IV - PAYROLL DEDUCTION AUTHORIZATION

4.1	PAYROLL DEDUCTIONS

.  Each Employee who is eligible and elects, pursuant to Article III, prior to the beginning of a Payroll Deduction Period to participate herein shall authorize the making of payroll deductions to fund the purchase of the Stock he has agreed to purchase hereunder by completing and returning a Participant election form to the Human Resources Department in such form and manner as the Compensation Committee shall determine.  Deductions shall be made pro-rata at the regular payroll periods applicable to the Participant during the Payroll Deduction Period and shall be credited to the Participant’s Payroll Deduction Account.

(a)
Amount of Payroll Deductions.  A Participant may authorize payroll deductions in an amount of either (i) zero percent (0%) or (ii) not less than one percent (1%) nor more than ten percent (10%) (in multiples of one percent (1%)) of his Compensation for the Plan Year.  A Participant who authorizes a payroll deduction of zero percent (0%) shall not be deemed to have waived participation pursuant to Section 3.3.

(b)
Change in Authorization.  A Participant may not vary the amount of his payroll deduction for any Payroll Deduction Period; provided, however, that notwithstanding the foregoing, he may (i) elect to stop his payroll deductions effective with the first payroll occurring thirty (30) days after the Human Resources Department’s receipt of his written election to stop his payroll deductions and (ii) with at least thirty (30) days advance written notice to the Human Resource Department, elect to decrease his payroll deduction rate, within the limits specified in subsection (a) of this Section, effective on the first (1st) day of the calendar quarter next following the date of his notice.  A Participant’s election to stop his payroll deductions shall be treated as a waiver of participation under Section 3.3 for the remainder of the Offering Period in which the cessation occurs.  A Participant’s election to decrease his payroll deduction rate to zero percent (0%) shall not be deemed to be a waiver of participation pursuant to Section 3.3.

4.2	WITHDRAWAL OF PAYROLL DEDUCTION ACCOUNT

.  Notwithstanding anything contained herein to the contrary, any amounts remaining credited to a Participant’s Payroll Deduction Account on the last day of the Plan Year, after taking into account the amount of Stock purchased by the Participant, shall be refunded to the Participant in cash; provided, however, that amounts credited to a Participant’s Payroll Deduction Account may be refunded earlier than the last day of the Plan Year upon a waiver of participation under Section 3.3 by a Participant, and, subject to Section 6.5, such amount shall be refunded to the Participant within a reasonable time after the Human Resources Department receives the waiver of participation.

ARTICLE V - PURCHASE OF STOCK

5.1	GRANT OF OPPORTUNITY TO PURCHASE STOCK

.  For each Offering Period during the term of the Plan, unless the Board of Directors determines otherwise, an offering shall be made under which all Employees eligible to participate in the Plan pursuant to Section 3.1 are granted the opportunity to purchase Stock.

(a)
Date of Grant.  Subject to Section 5.2 and  5.3, all grants made hereunder shall be deemed to have been made on the same date, which date shall be the date on which the maximum amount of Stock that can be purchased under the grant and the minimum purchase price for the Stock will be fixed or determinable.  The date of grant shall be the first day of the Offering Period.

(b)
Amount of Grant.  Each Employee who is eligible to participate herein shall be granted an opportunity to purchase up to that number of whole shares of Stock which could be purchased at the price determined in accordance with Section 5.4, with an amount equal to such percentage, not to exceed ten percent (10%), as the Board of Directors determines, of an Employee’s Compensation which Participant has chosen to add to his Payroll Deduction Account for the Plan Year beginning coincident with the Offering Period.

5.2	LIMITATION ON STOCK

.  No more than 750,000 shares of Stock may be purchased by Participants hereunder, of which 500,000 shares of Stock were authorized under the Prior Plan.  The maximum number of shares of Stock that may be granted to any Participant during an Offering Period shall not exceed 1,000 shares of Stock or, if less, the amount determined under Section 5.3(b) as of the first day of the Offering Period for such Participant; provided, however, that:

(a) the maximum number of shares of Stock that may be purchased during any Offering Period may be increased or decreased as determined by the Compensation Committee prior to the first day of any such Offering Period; and

(b) notwithstanding the directly preceding or any other provision in the Plan to the contrary, if during an Offering Period more than fifty percent (50%) of the shares of Stock (which are available for issuance under the first sentence of this Section 5.2) will otherwise be purchased under the Plan by Participants during the Offering Period, the Compensation Committee may subject to Section 6.5 further limit the number of shares of Stock that can be purchased by all Participants during such Offering Period by establishing a lower fixed number of shares of Stock that can be purchased during such Offering Period by all Participants but only to the extent necessary to ensure that such fifty percent (50%) limit is not exceeded.

Either authorized and unissued shares or issued shares heretofore or hereafter reacquired by the Employer may be made subject to purchase under the Plan, in the sole and absolute discretion of the Compensation Committee.  Further, except if the Participant purchases more than the maximum number of shares of Stock permitted under this Section 5.2, if for any other reason any purchase of Stock under the Plan is not consummated, shares subject to such purchase agreement may be subjected to a new purchase agreement under the Plan.

Notwithstanding the foregoing provision, if the shares of Stock subject to purchase hereunder are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split-up or similar event, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which purchases are or may be made hereunder.  A corresponding adjustment changing the number or kind of shares allocated to unpurchased Stock shall likewise be made.  Any such adjustment, however, in the Stock shall be made without change in the total price applicable to the portion of the Stock purchased hereunder which has not been fully paid for, but with a corresponding adjustment, if appropriate, in the price for each share of Stock.

Further, if the Company is reorganized, merged or consolidated with another corporation while Stock is subject to a purchase agreement under the Plan, or, solely for purposes of (ii) below, if the Company is dissolved or liquidated, the Company shall either (i) substitute for such shares an appropriate number of shares of each class of stock or other securities of the reorganized or merged or consolidated corporation which were distributed to the shareholders of the Company with respect to such shares, or (ii) permit each Participant to immediately complete making payment for the Stock he agreed to purchase, without regard to the payroll deduction provisions provided for in Article IV, by making a cash contribution to his Payroll Deduction Account during the thirty day period next preceding the effective date of any such reorganization, merger or consolidation or of any dissolution or liquidation of the Company.

5.3	LIMITATIONS ON GRANTS

.  Notwithstanding any provision contained herein to the contrary,

(a)
No Employee shall be given the opportunity to purchase Stock hereunder if, immediately following the grant of the right to purchase Stock hereunder, such Employee owns Stock, including, for the purposes of this Section 5.3(a), the Stock he has been granted the opportunity to purchase under the Plan, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary thereof, computed in accordance with section 423(b)(3) of the Code, and

(b)
No Employee shall be granted the opportunity to purchase Stock hereunder which permits his rights to purchase Stock under this Plan and under all other employee stock purchase plans of the Employer or any corporation which is the Parent or a Subsidiary company of the Employer to accrue at a rate which exceeds $25,000 (or such other rate as may be prescribed from time to time by the Code) of the fair market value of Stock (determined as of the first day of the Offering Period) for each calendar year in which such Employee is participating hereunder, in accordance with the provisions of section 423(b)(8) of the Code.

5.4	STOCK PRICE

.  A Participant may acquire Stock hereunder at a cost of eighty-five percent (85%) of the lower of (i) the fair market value of the Stock on the first day of the Plan Year or (ii) the fair market value of the Stock on the last day of the Plan Year.

For the purposes of this Section, the fair market value of the Stock on any given date shall be the closing price of such Stock as reported by the New York Stock Exchange, or reported on such other national exchange as it may, from time to time, be reported on, on such date (or if there shall be no trading on such date, then on the first previous date on which there is such trading).

5.5	PURCHASE OF STOCK

.  The purchase of Stock hereunder by a Participant may be accomplished in accordance with the following:

(a)
By Participant While Employed.  At any time during the Plan Year, a Participant, only if allowed by the Compensation Committee in its sole discretion and subject to such terms and conditions as it may in its sole discretion impose, may elect to purchase that amount of Stock that he has been given the opportunity to purchase hereunder, by delivering written notice of his election to purchase such Stock hereunder and his payroll deduction authorization to the Human Resources Department or its agent, in such form and in such manner as the Compensation Committee shall prescribe, as described in Section 4.1. If a Participant elects to purchase only a part of the Stock that he has been given the opportunity to purchase, the remainder of his grant shall continue to the end of the Plan Year and be exercised as provided in the next paragraph.  If a Participant files a written notice of election not to purchase with the Human Resources Department, the balance credited to his Payroll Deduction Account shall be paid to him in cash, and he shall not be entitled to participate again in the Plan for the remainder of the Plan Year.

If, on the last day of the Plan Year, a Participant has not made his election to purchase, in whole or in part, and has not filed a written notice of election not to purchase with the Human Resources Department, such Participant shall be deemed to have elected to purchase the amount of Stock which he can purchase with the money in his Payroll Deduction Account on such last date.

The balance credited to a Participant Payroll Deduction Account, after paying for his Stock, shall be paid to him in cash; provided, however, that if such a balance occurs during an Offering Period, it shall be carried over during the Offering Period and be credited to the Participant’s Payroll Deduction Account as if contributed during that Offering Period.

(b)
By Participant After Termination of Employment.  If a Participant’s employment with the Employer terminates for any reason other than death, disability, or retirement, his right to purchase Stock hereunder shall immediately terminate and become void, and the amount credited to such Participant’s Payroll Deduction Account shall be paid to him in cash.

(c)
By a Retired or Disabled Participant.  If a Participant’s employment with the Employer terminates on account of the Participant’s disability or retirement, such Participant shall have the right to complete paying for the Stock he agreed to purchase by making a cash contribution to his Payroll Deduction Account during the period beginning on the date his employment terminates and ending ninety (90) days following such date.  In the event that such a contribution is not made, the Participant’s right to purchase Stock hereunder shall immediately terminate and become void, and the amount credited to such Participant’s Payroll Deduction Account shall be paid to him in cash.

For purposes of this Section, a Participant shall be considered disabled if, in the sole discretion of the Compensation Committee, he is unable by reason of physical or mental impairment to perform the usual and customary duties of his employment.

For purposes of this Section, a Participant shall be considered to have retired if his employment with the Employer terminates by reason of his retirement after he has attained age sixty-five and with the consent of the Employer.

(d)
By a Participant’s Representative.  In the event a Participant’s employment with the Employer terminates on account of the death of the Participant, his heirs, legatees, distributees or personal representatives shall have the right to complete paying for the Stock he agreed to purchase by making a cash contribution to his Payroll Deduction Account during the period beginning on the date of his death and ending ninety (90) days following his date of death.  In the event that such a contribution is not made, the right to purchase Stock hereunder shall immediately terminate and become void, and the amount credited to such Participant’s Payroll Deduction Account shall be paid to his heirs, legatees, distributees or personal representatives in cash.

Notwithstanding anything to the contrary herein, in no event shall Stock be purchasable hereunder after the expiration of 27 months from the date such Stock first become purchasable under the terms of this Plan.

5.6	PAYMENT

.  Upon the election to participate herein, and agreement to purchase shares hereunder, the shares of Stock shall be paid for in full by the making of payroll deductions and, at the end of the Plan Year, the transfer of the purchase price from the amount credited to the Participant’s Payroll Deduction Account to an account of the Employer.  Any balance credited to such Participant’s Payroll Deduction Account in excess of the purchase price at the end of the Plan Year shall be paid to him in cash.  If, due to a Participant’s retirement, disability or death, the balance credited to the Participant’s Payroll Deduction Account at the end of the Plan Year is not sufficient to pay for the Stock purchased, the Participant, his legatees, or distributees may, at such time and in such manner as the Compensation Committee shall prescribe, contribute cash hereunder, which shall be credited to his Payroll Deduction Account in order to pay for the full number of shares for which the Participant has elected to participate, or the Participant, his personal representative heirs, legatees or distributees may purchase that part of the number of full shares which the balance credited to the Participant’s Payroll Deduction Account is sufficient to purchase and shall receive the balance credited to such account and not used to purchase Stock in cash.  Notwithstanding the foregoing, a Participant shall not be permitted, except in the event of retirement, disability or death, to contribute additional cash to his Payroll Deduction Account in excess of amounts withheld from his Compensation.

5.7	TRANSFER OF SHARES

.  The shares of the Stock purchased by a Participant hereunder shall be issued or transferred to him on the books of the Company as of the last day of the Plan Year in which he made the purchase.  As of the last day of the Plan Year in which Participant purchases the shares of Stock, the Participant shall receive and be the transferee of substantially all the rights of ownership of such Stock, in accordance with Treasury Regulations Section 1.421-1(f) as currently in effect or any successor to such Treasury Regulations.  Such rights of ownership shall include the right to vote, the right to receive declared dividends, the right to share in the assets of the Company in the event of liquidation, the right to inspect the Company’s books, and the right to pledge or sell such Stock, subject to the restrictions on such rights in this Plan and the restrictions on such rights imposed by applicable law.   Stock certificates shall be delivered to the Participant at such time.  Until the last day of the Plan Year, the Participant shall have none of the rights and privileges of a stockholder in the Company with respect to shares of Stock to be purchased hereunder.  Notwithstanding anything to the contrary herein, the Employer shall not be obligated to issue Stock hereunder if, in the opinion of counsel for the Company, such issuance would constitute a violation of Federal or state securities laws.

5.8	TRANSFER OF RIGHTS

.  No rights granted under the Plan, including, but not limited to, payroll deductions credited to a Participant’s Payroll Deduction Account and rights with regard to the exercise of an opportunity to purchase Stock granted hereunder, may be transferred except by will or the laws of descent and distribution and, during the lifetime of the Participant to whom granted, may be exercised only by such Participant.

ARTICLE VI - COMPENSATION COMMITTEE

6.1	COMPENSATION COMMITTEE

.  The Compensation Committee is responsible for administering the Plan. None of the members of the Compensation Committee may be Employees of the Company.

(a)
Interested Member.  Notwithstanding anything contained herein to the contrary, no member of the Compensation Committee shall be eligible to participate in the Plan at any time during his term as a member of the Compensation Committee.

(b)
Term.  Notwithstanding any Plan provision to the contrary, the Board of Directors may appoint individuals who are not members of the Compensation Committee of the Board of Directors to serve on the Compensation Committee under the Plan for such term as any such individual and the Board of Directors determines is appropriate.  Any member of the Compensation Committee shall serve until his removal or resignation from the Compensation Committee or until such date as otherwise determined by the Board of Directors.

(c)	Compensation. The members of the Compensation Committee shall serve without compensation for services as such, but the Company shall pay all expenses of the Compensation Committee.

6.2	POWERS OF THE COMPENSATION COMMITTEE

.  The Compensation Committee shall have the following powers and duties:

(a)	To direct the administration of the Plan in accordance with the provisions herein set forth;

(b)	To adopt rules of procedure and regulations necessary for the administration of the Plan provided the rules are not inconsistent with the terms of the Plan;

(c)
To determine all questions with regard to rights of Employees and Participants under the Plan, including, but not limited to, rights of eligibility of an Employee to participate in the Plan and the amount of Stock that a Participant is offered the opportunity to purchase;

(d)	To enforce the terms of the Plan and the rules and regulations it adopts;

(e)	To direct the distribution of the shares of Stock purchased hereunder;

(f)	To furnish the Employer with information which the Employer may require for tax or other purposes;

(g)	To engage the service of counsel (who may, if appropriate, be counsel for the Employer) and agents whom it may deem advisable to assist it with the performance of its duties;

(h)	To prescribe procedures to be followed by Participants in electing to participate herein;

(i)	To receive from each Employer and from Employees such information as shall be necessary for the proper administration of the Plan;

(j)	To maintain, or cause to be maintained, separate Accounts in the name of each Participant to reflect the Participant’s Payroll Deduction Account under the Plan;

(k)	To select a secretary, who need not be a member of the Compensation Committee; and

(l)	To interpret and construe the Plan.

Any action on matters within the discretion of the Compensation Committee shall be final and conclusive as to all persons affected.

6.3	MANNER OF ACTION

.  The decision of a majority of the members of the Compensation Committee appointed and qualified shall control. The Compensation Committee may, but need not, call or hold formal meetings.  Any decisions made or action taken pursuant to written approval, including electronic mail, of a majority of the then members shall be sufficient.  The Compensation Committee shall maintain adequate records of its decisions.

6.4	AUTHORIZED REPRESENTATIVE

.  The Compensation Committee may authorize any one of its members, or its secretary, to sign on its behalf any notices, directions, applications, certificates, consents, approvals, waivers, letters, or other documents.

6.5	NONDISCRIMINATION

.  The Compensation Committee shall administer the Plan in a uniform, nondiscriminatory manner.

6.6	BOOKS AND RECORDS

.  The Compensation Committee shall maintain, or cause to be maintained, records which will adequately disclose at all times the number of shares that are subject to a purchase agreement hereunder, and the Employees who are purchasing such Stock.  The books, forms, and methods of accounting shall be the responsibility of the Compensation Committee.

ARTICLE VII -  AMENDMENT AND TERMINATION

7.1	AMENDMENT

.  The Company shall have the right at any time to amend the Plan in any manner it deems necessary or advisable to qualify the Plan under the provisions of section 423 of the Code and to amend the Plan in any other manner; provided, however, that no amendment to the Plan which increases the aggregate number of shares of Stock which may be issued hereunder or which changes the designation of corporations whose employees may participate hereunder shall become effective unless such amendment is approved by the shareholders of the Company within twelve (12) months before or after the date such amendment is adopted by the Board of Directors.  Such shareholder approval shall not be required to designate corporations that have become the Company’s parent or subsidiary corporations after the adoption and approval date of the Plan.

7.2	TERMINATION

.  The Company shall have the right to terminate the Plan at any time.  Further, no offering shall be made hereunder after any day upon which Participants elect to participate herein for a number of shares equal to or greater than the number of shares remaining available for purchase.  If the number of shares for which Participants elect to participate shall be greater than the shares remaining available, the shares available shall at the end of the Offering Period be allocated among such Participants pro-rata on the basis of the number of shares for which each has elected to participate.

7.3	NO ALTERATION OF RIGHTS

.  Notwithstanding the foregoing provisions of this Article, the Company shall not amend or terminate the Plan in any manner which shall retroactively impair any Participant’s rights heretofore granted under the Plan.

ARTICLE VIII - MISCELLANEOUS

8.1	EXECUTION OF RECEIPTS AND RELEASES

.  Any payment or any issuance or transfer of shares of Stock to any Participant, or to his legal representative, heir, legatee or distributee, in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Plan.  The Compensation Committee may require such Participant, legal representative, heir, legatee or distributee, as a condition precedent to such payment, to execute a receipt and release therefor in such form as it shall determine.

8.2	PLAN FUNDS

.  All amounts held by the Employer in Payroll Deduction Accounts under the Plan may be used for any corporate purpose of the Employer, and shall be considered part of the general assets of the Employer.

8.3	NO GUARANTEE OF INTERESTS

.  Neither the Compensation Committee nor the Employer guarantee the Stock from loss or depreciation.

8.4	PAYMENT OF EXPENSES

.  All expenses incident to the administration, termination, or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Employer.

8.5	EMPLOYER RECORDS

.  Records of the Employer as to an Employee’s or Participant’s period of employment, termination of employment and the reason therefor, leaves of absence, reemployment, and Compensation will be conclusive on all persons, unless determined to be incorrect.

8.6	INTERPRETATIONS AND ADJUSTMENTS

.  To the extent permitted by law, an interpretation of the Plan by the Compensation Committee or a decision under the Plan within the Compensation Committee’s discretion is binding on all persons and not subject to review by any person.  All decisions of the Compensation Committee for which the Compensation Committee has discretion under the Plan are made in the Compensation Committee’s sole and absolute discretion.  A misstatement or other mistake of fact shall be corrected when it becomes known and the person responsible shall make such adjustment on account thereof as he considers equitable and practicable, and such determination of the Compensation Committee shall be final and conclusive and not subject to review by any person.

8.7	UNIFORM RULES

.  In the administration of the Plan, uniform rules will be applied to all Participants similarly situated.

8.8	NO RIGHTS IMPLIED

.  Nothing contained in this Plan or any modification or amendment to the Plan or in the creation of any Account, or the execution of any participation election form, or the issuance of any shares of Stock, shall give any Employee or Participant any right to continue employment, any legal or equitable right against the Employer or any officer, director, or Employee of the Employer, except as expressly provided by the Plan.

8.9	INFORMATION

.  The Employer shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished, all of the information or documentation which is necessary or required by the Compensation Committee to perform its duties and functions under the Plan.  The Employer’s records as to the current information the Employer furnishes to the Compensation Committee shall be conclusive as to all persons.

8.10	NO LIABILITY OF EMPLOYER

.  The Employer assumes no obligation or responsibility to any of the Employees, Participants, or personal representatives, heirs, legatees or distributees for any act of, or failure to act, on the part of the Compensation Committee.

8.11	EMPLOYER ACTION

.  Any action required of the Employer shall be by resolution of its board of directors or by a person authorized to act by board of directors resolution.

8.12	SEVERABILITY

.  In the event any provision of the Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

8.13	NOTICE

.  Any notice required to be given herein by the Employer or the Compensation Committee shall be deemed delivered, when (a) personally delivered, or (b) placed in the United States mails, in an envelope addressed to the last known address of the person to whom the notice is given.

8.14	WAIVER OF NOTICE

.  Any person entitled to notice under the Plan may waive the notice.

8.15	SUCCESSORS

. The Plan shall be binding upon all persons entitled to purchase Stock under the Plan, their respective heirs, legatees, and legal representatives and upon the Employer, its successors and assigns, and upon the Compensation Committee, and their successors.

8.16	HEADINGS

. The titles and headings of Articles and Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

8.17	LAW

.  All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Texas except to the extent Texas law is preempted by Federal statute.  The obligation of the Employer to sell and deliver Stock under the Plan is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale or delivery of such Stock.

8.18	NO LIABILITY FOR GOOD FAITH DETERMINATIONS

.  Neither the members of the Board of Directors nor any member of the Compensation Committee (nor their delegates) shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any right to purchase shares of Stock granted under it, and members of the Board of Directors and the Compensation Committee (and their delegatees) shall be entitled to indemnification and reimbursement by the Employer in respect of any claim, loss, damage, or expense (including attorneys’ fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Company, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law, under any directors and officers liability or similar insurance coverage that may from time to time be in effect, and/or any indemnification agreement he or she may have with the Employer.

ARTICLE IX - ADOPTION OF PLAN BY PARTICIPATING EMPLOYERS

9.1	PARTICIPATING EMPLOYERS

.  This Plan shall constitute the employee stock purchase plan of each Participating Employer which shall adopt this Plan as its own employees’ employee stock purchase plan, effective with respect to each such Participating Employer upon the adoption thereof by (1) official action of its board of directors, or by other similar action, (2) execution of an instrument making such Participating Employer a signatory to this Plan, and (3) by obtaining the consent of the Board of Directors; provided, however, that the granting or withholding of consent to the Participating Employer’s participation by the Company shall be within the sole discretion of the Board of Directors.

9.2	APPLICATION OF PLAN PROVISIONS

.  Except as provided in Section 9.3, the provisions of this Plan shall be applied separately to each Participating Employer and its employees exactly as if each such Participating Employer adopting the Plan was the sole and only employer which is a party hereto.  Except in Section 9.1 and as provided in Section 9.3, the word “Employer,” wherever used herein, shall be deemed to refer only to the particular employer separately insofar as that employer and its employees are concerned, and likewise the words “Employee,” “Employees,” “Participant” and “Participants” shall be deemed to refer solely to the employees of that particular employer, or such of them as may become Participants, as if their employer were the sole and only employer which is a party hereto.

9.3	POWERS EXERCISABLE ONLY BY SWIFT ENERGY COMPANY

.  Only the Board of Directors shall be authorized to appoint the members of the Compensation Committee, which shall perform the functions set forth in this Plan as the Compensation Committee for the entire Plan, including portions attributable to Participants employed by Participating Employers.

IN WITNESS WHEREOF, this Agreement has been executed effective as of the 1st day of January, 2009, on this 16th day of January 2009.

SWIFT ENERGY COMPANY

By: /s/ Alton D. Heckaman, Jr.
Alton D. Heckaman, Jr.
Executive Vice President &
ATTEST:	Chief Financial Officer
/s/ Bruce H. Vincent
Secretary